UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2009

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ATLAS OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-140204	76-0672176
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Dan Motsinger, CEO

1020-30 Brookstown Ave.

Winston-Salem, N.C. 27101

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 723-0908

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On May 6, 2009 (the “Signing Date”), Atlas Oil and Gas, Inc. (the “Company”) entered into an Share Exchange Agreement (“Share Exchange Agreement”) with Sagrada, Inc. (“WQN”), a Texas corporation. Pursuant to the Share Exchange Agreement, the Company agreed (i) to issue to WQN 36,350,00 shares of its common stock (the “Shares”), in exchange for 100% of the ownership of Sagrada after giving effect to a 10 for 1 reverse split of the common stock of the Company.  The Agreement became effective upon the delivery of final schedules on May 8, 2009.

The closing of the Share Exchange Agreement is conditioned, among other things, on the re-negotiation of certain outstanding obligations of the Company including officers and directors compensation, notes and amounts payable to officers and directors and third party loans outstanding.  The Company agreed to issue its $100,000.00 convertible promissory note to the Sagrada Investments Inc. shareholders in exchange for all of the issued and outstanding shares of Sagrada.  Sagrada is a newly formed company with no prior operations.  Sagrada received an indemnification from certain shareholders and Mr. Motsinger regarding the representations and warranties in the agreement and for the completion of certain post closing events.  All convertible notes and certain other obligations of the Company are being converted, post reverse split, into common capital stock pursuant to the Agreement.

Upon the closing of the Share Exchange Agreement, Mr. Thomas Cunningham will be appointed as a member of the board of directors of Atlas Oil and Gas and as President of the Company. Mr. Motsinger will remain with the Company for a period not to exceed 30 days to assist in the transition.

The prior Note Purchase Agreements and Share purchase agreements were also modified prior to the Sagrada Agreement which provides that Messrs Trimble ($78,371.00) and Pepper ($11,746.50) have a Promissory Notes from the Company requiring payment from the parties who executed the original Note in favor of Mr. Trimble and Mr. Pepper which is documented in prior filings by the Company.  The new Notes are secured by the existing oil and gas properties of the Company and the Note Holders sole recourse is to the assets pledged on the Notes. Company Reporter (Mike Long) also agreed to a modification of his private note from the parties previously identified under the Note and Share Purchase Agreements. All outstanding shares of Preferred Stock held either as Series A or B shares are to be retired as part of the transaction with Sagrada.

This Current Report on Form 8 -K is not an offer to sell or the solicitation of an offer to buy units or any other securities of the Company, whether under the terms of the Private Placement or otherwise. Offers and sales of the Company’s units will only be made in private placement transactions exempt from the registration requirements of the Securities Act and applicable state securities laws on the terms and subject to the conditions of the Private Placement.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;

As noted above, pursuant to the terms of the Share Exchange Agreement, on May 8, 2009, Thomas Cunningham was appointed as a director and as President of the  registrant. Mr. Motsinger, was appointed CEO, Chief Financial Officer and Secretary of the Company. Also, the prior officers of the Company, Mark Trimble and John Pepper resigned as both officers and directors.

Item 9.01

Financial Statements and Exhibits

Exhibits

10.1

Share Exchange Agreement, dated May 6, 2009, between Atlas Oil and Gas, Inc. and Sagrada Investments, Inc.

10.2

Form of Convertible Note between Atlas Oil and Gas, Inc. and Sagrada Investments, Inc.

10.3

Form of Promissory Note to Mark Trimble dated March 31, 2009.

10.4

Form of Promissory Note to John Pepper dated March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS OIL AND GAS INC.
Dated: May 18, 2009
	By:	/s/ DAN MOTSINGER
Dan Motsinger
CEO